UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2005

REMEC, INC.

(Exact name of registrant as specified in its charter)

1-16541

(Commission File Number)

California	95-3814301
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3790 Via de la Valle, San Diego, CA 92014

(Address of principal executive offices, with zip code)

(858) 842-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 10, 2005, REMEC, Inc. (the “Company”) provided a delisting notice to the Nasdaq Stock Market and requested that the Company common stock be delisted from the Nasdaq National Market as of October 13, 2005. The Company no longer operates an active business and has commenced liquidation distributions to its shareholders. The last trading day for the Company common stock on the Nasdaq National Market will be Wednesday, October 12, 2005. REMEC common stock is eligible for quotation on the NASD Over-the-Counter Bulletin Board (OTCBB), and the Company anticipates that its common stock will be quoted on the OTCBB under the symbol “REMC” following its delisting from the Nasdaq National Market.

A press release describing the voluntary delisting was issued on October 10, 2005 and is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Forward-Looking Statements

Statements in the press release attached hereto that are not historical are forward-looking statements, which involve known and unknown risks and uncertainties. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including, risks relating to resolution of residual liabilities and obligations, operating costs and other risks and uncertainties that are detailed from time to time in REMEC’s filings with the Securities and Exchange Commission.

Item 9.01	Exhibits.

(c) Exhibits.

The following exhibits are filed with this Current Report:

Exhibit No.	Description
99.1	Press Release, dated October 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC, INC.

Date: October 12, 2005	By:	/s/ Donald J. Wilkins
Donald J. Wilkins
President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 10, 2005